Exhibit 10.1

BEA SYSTEMS, INC.

AMENDMENT TO STOCK OPTION AGREEMENTS

This Amendment (the “Amendment”) to the stock options described below (the “Options”), by and between BEA Systems, Inc., a Delaware corporation, and Mark Carges (the “Optionee”) is effective as of December 12, 2007. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the plan document or option agreement related to each Option.

WHEREAS, Optionee has been granted the following Options:

•	Award ID Number 000628, dated March 27, 1997, granted under the Company’s 1995 Flexible Stock Incentive Plan, to purchase 48,000 shares for $1.50000 per share.

•	Award ID Number 001031, dated October 15, 1997, granted under the Company’s 1997 Stock Incentive Plan, to purchase 32,000 shares for $3.93750 per share;

WHEREAS, the option agreements pursuant to which the Options were granted do not permit the exercise of the Options by having a number of shares with an aggregate fair market value equal to the aggregate option exercise price and any statutorily required tax withheld; and

WHEREAS, the Compensation Committee of the Company believes it is in the best interest of the Company to permit the exercise of options by having a number of shares with an aggregate fair market value equal to aggregate option exercise price and any statutorily required tax withheld;

NOW, THEREFORE, BE IT RESOLVED, that the parties hereto hereby agree to amend the stock option agreement for each of the Options to provide that the following sentence will be added to the end of the Method of Payment section:

“In addition, the Exercise Price and any statutorily required tax withholding may be paid by withholding a number of otherwise deliverable shares subject to the Option to be exercised with an aggregate fair market value equal to the aggregate Exercise Price of the Option to be exercised and any statutorily required tax withholding.”

OPTIONEE	BEA SYSTEMS, INC.

/s/ Mark Carges	/s/ Robert F. Donohue
Mark Carges	Signature

Robert F. Donohue
Print Name

Vice President
Title